Exhibit 99.1
FOR IMMEDIATE RELEASE

ISLE OF CAPRI CASINOS, INC. ANNOUNCES SECOND QUARTER RESULTS

BILOXI, MISS. (November 11, 2004)—Isle of Capri Casinos, Inc. (NASDAQ: ISLE) today reported financial results for the fiscal quarter ended October 24, 2004. For the second fiscal quarter, we reported net income of $0.5 million or $0.01 per diluted common share compared to net income of $10.7 million or $0.35 per diluted common share for the same quarter last year. During the quarter ended October 24, 2004, net revenues remained comparable to the same fiscal period in 2004 at $269.7 million, and Adjusted EBITDA 1 was $49.0 million, compared to $57.9 million for the same period in fiscal 2004.

For the first six months of fiscal 2005, we reported net income of $11.1 million, or $0.36 per diluted share. This compares to net income for the same period in fiscal 2004 of $24.3 million, or $0.79 per diluted share. Net revenues for the six months ended October 24, 2004, were $550.6 million, down from $555.4 million for the comparable period in the previous year. Adjusted EBITDA1 in the six-month period was $109.5 million, a decrease of $16.1 million, or 13%, from the prior year six-month period Adjusted EBITDA1 of $125.6 million.

Bernard Goldstein, Isle of Capri Casinos, Inc.’s chairman and chief executive officer, said, "Although the second quarter did not meet our expectations, the majority of Isle properties continue to perform steadily. Growth and development can be difficult in the short-term; however, we expect to see improving results as we move into fiscal 2006. "

Operational Review

In Mississippi, our four operations contributed 22% of our net revenues. The Isle-Vicksburg and the Isle-Natchez experienced modest increases in net revenues and Adjusted EBITDA1 despite aggressive competition in the Vicksburg market. The Isle-Biloxi experienced a decline in net revenues and Adjusted EBITDA1 primarily due to construction disruptions as we continue our $79.0 million parking and hotel expansion. We expect to complete these additions in the spring of 2005. The property also faced disturbances in business due to severe hurricane activity, affecting not only Biloxi, but also the surrounding markets from which the casino draws customers. The Isle-Lula showed a decline in margins due to an increasingly competitive environment.

In Louisiana, our two properties contributed 25% of our net revenues. Both the Isle-Bossier City and the Isle-Lake Charles have produced increases in net revenues and Adjusted EBITDA1. The Isle-Bossier City’s new 265-room hotel and amenities addition, and the refurbishment and expansion of the Isle-Lake Charles’ Grand Palais, have increased these properties’ ability to compete within their markets.

In Missouri, our two properties contributed 15% of our net revenues. Net revenues and Adjusted EBITDA1 in both Kansas City and Boonville increased. The Isle-Kansas City's operating performance benefited from its gaming floor expansion despite a major new competitor’s product and aggressive marketing by nearby properties. The Isle-Boonville continues to perform well. We are in the planning stages of the construction of an approximately $15.0 million hotel and event center to further enhance the profitability of this property.

In Iowa, our three casinos contributed 20% of our net revenues. Our two casinos in the Quad Cities produced an increase in net revenues, but at less than expected levels due to reduced patronage from the outer markets, particularly Chicagoland. In Marquette, net revenues and Adjusted EBITDA1 declined. Marquette faced increased competition from a Native American casino that was open for the entire second quarter of fiscal 2005. Additionally, Adjusted EBITDA1 has decreased in part due to a 2% increase in the Iowa gaming tax rates, which became effective July 1, 2004.

In Colorado, our three casino operations contributed 13% of our net revenues. Construction continues to cause considerable disruption, particularly to parking for the Colorado Central Station-Black Hawk and to the street entrances to both Black Hawk casinos. The initial and most disruptive phase of the $94.0 million expansion is expected to be completed by spring of 2005.

The recent tropical storms have caused considerable destruction in the Bahamas. While the Isle-Our Lucaya casino escaped significant damage, our partner hotels, the Westin and the Sheraton were forced to close for major repairs. We in turn closed the casino for much of the quarter. The casino is currently opened on a limited weekend schedule and is expected to return to full-time operations mid-December 2004, when the Our Lucaya Beach and Golf resort is expected to be fully reopened. Second quarter Adjusted EBITDA1 does not include the anticipated business interruption and other insurance recoveries related to losses in the quarter, which will be recorded when received.

New development expense increased significantly due to efforts related to election campaigns in Florida and Iowa, as well as continued investment in the United Kingdom. Corporate and other expense decreased over the comparable fiscal quarter and six months due to the inclusion in the prior year of a $2.0 million charge related to the accrual of additional loss contingencies for litigation matters.

Timothy Hinkley, Isle of Capri Casinos, Inc.’s president and chief operating officer, said, "It was a challenging quarter. We experienced construction and weather-related disruptions along with some softness in Mississippi; construction disruptions in Colorado; and increased overhead for international and domestic development. However, our properties in Missouri, Louisiana and Iowa continue with solid performance."

Hinkley continued, "As we look to the future, we realize the continued value that lies within reinvestment. Our focus is two-fold: We are concentrated on selected development opportunities - both domestically and within the UK. And we are committed to the improvement of our existing core properties, by enriching the Isle-branded experience and customer loyalty programs through initiatives such as our slot enhancement program. "

Highlights

--We are currently active with expansion opportunities within the U.S. and abroad.

--On November 2, 2004, the passage of Amendment Four, a Florida statewide referendum that will allow Miami-Dade County and Broward County voters a local option to introduce slot machines at pari-mutuel facilities in those counties, provides a significant opportunity for us. It is expected that a bill setting the rules and regulations for the gaming activity will be introduced into the Florida legislature in the spring of 2005. We own Pompano Park Harness Track in Pompano Beach, Florida, located in Broward County. We also have the exclusive right to negotiate to purchase the Miami Jai Alai facility owned by Florida Gaming, Inc.

--In the UK, construction on our project in Coventry progresses at the football arena. The new UK gaming legislation is continuing to move forward in the British Parliament.

--We announced in October that we will replace the casino at our Biloxi, Miss. property with a new state-of-the-art casino facility. The approximately $90.0 million new casino, which is in addition to the $79.0 million parking and hotel expansion, is expected to be opened by December 2005, and will feature significantly expanded gaming space, new night clubs and restaurants and other amenities. We plan to construct the barge offsite and then move it into place during a two-week period between Thanksgiving and Christmas of 2005.

--We have increased targeted expansion capital expenditures as a means to enhance our current properties and ensure the properties maintain a competitive position in their markets. We are also enhancing our branded experience as it relates to our gaming, food and beverage and hotel products.

--Our properties in Biloxi, Lula, Vicksburg, Bossier City and Black Hawk are targeted under our slot enhancement program. These six properties will experience product upgrades to operate more competitively within their markets. The slot enhancement program includes increasing our ticket-in / ticket-out slot product to a minimum of 80% of installed games at these properties and the installation of the IGT Advantage slot system. This system will allow for greater interaction directly at the game by our customers. Players will also have the ability to receive and download rewards at the machine.

Isle of Capri Casinos, Inc.
Consolidated Statements of Income
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	October 24,	October 26,	October 24,	October 26,
	2004	2003	2004	2003
Revenues:
Casino	$275,492	$275,527	$559,687	$564,310
Hotel, pari-mutuel, food, beverage & other	52,451	49,252	106,496	103,487
Gross revenues	327,943	324,779	666,183	667,797
Less promotional allowances	58,221	55,113	115,589	112,380
Net revenues	269,722	269,666	550,594	555,417

Operating and other expenses:
Properties	211,519	203,312	424,908	415,138
New development (2)	3,839	989	5,247	1,741
Corporate (3)	5,402	7,478	10,925	12,959
Preopening (4)	192	307	247	598
Depreciation and amortization (5)	25,834	21,437	49,457	43,054
Total operating and other expenses	246,786	233,523	490,784	473,490
Operating income	22,936	36,143	59,810	81,927

Net interest expense (6)	(18,951)	(20,642)	(36,351)	(41,740)
Minority interest (7)	(1,549)	(2,657)	(3,682)	(5,490)
Income before income taxes	2,436	12,844	19,777	34,697

Income tax expense (8)	1,988	2,134	8,720	10,435

Net income	$448	$10,710	$11,057	$24,262

Net income per diluted common share	$0.01	$0.35	$0.36	$0.79

Weighted average diluted common shares	30,542	30,827	30,646	30,591

Selected Consolidated Balance Sheet Accounts

	October 24, 2004	April 25, 2004
	(Unaudited)
Cash and cash equivalents	$128,973	$134,582
Property and equipment, net	945,337	907,460
Debt	1,086,912	1,088,864
Stockholders' equity	248,101	241,406

Isle of Capri Casinos, Inc.
Comparative Financial Highlights by Casino Property
(Unaudited)
(In thousands)

	Three Months Ended
	October 24,			October 26,
	2004			2003
	Net Revenues (9)	Adjusted EBITDA (1)	Adjusted EBITDA Margin %	Net Revenues (9)	Adjusted EBITDA (1)	Adjusted EBITDA Margin %

MISSISSIPPI
BILOXI	$18,469	$2,856	15.5%	$20,613	$5,270	25.6%
NATCHEZ	8,231	1,742	21.2%	7,843	1,691	21.6%
VICKSBURG	13,583	3,039	22.4%	13,056	2,933	22.5%
LULA	20,372	4,373	21.5%	20,690	5,682	27.5%
MISSISSIPPI TOTAL	60,655	12,010	19.8%	62,202	15,576	25.0%

LOUISIANA
BOSSIER CITY	26,665	5,643	21.2%	26,625	4,330	16.3%
LAKE CHARLES	42,069	9,128	21.7%	39,799	7,833	19.7%
LOUISIANA TOTAL	68,734	14,771	21.5%	66,424	12,163	18.3%

MISSOURI
KANSAS CITY	23,490	4,316	18.4%	21,982	3,792	17.3%
BOONVILLE	18,097	5,303	29.3%	17,096	4,473	26.2%
MISSOURI TOTAL	41,587	9,619	23.1%	39,078	8,265	21.2%

IOWA
BETTENDORF	25,553	7,732	30.3%	25,158	7,937	31.5%
DAVENPORT	17,916	4,500	25.1%	17,475	4,728	27.1%
MARQUETTE	11,067	2,827	25.5%	11,284	3,191	28.3%
IOWA TOTAL	54,536	15,059	27.6%	53,917	15,856	29.4%

COLORADO
BLACK HAWK (10)	25,548	8,852	34.6%	27,473	9,900	36.0%
COLORADO CENTRAL
STATION (10)	8,073	409	5.1%	11,641	2,684	23.1%
COLORADO
GRANDE (10)	1,951	365	18.7%	2,281	687	30.1%
COLORADO TOTAL	35,572	9,626	27.1%	41,395	13,271	32.1%

INTERNATIONAL
BLUE CHIP (4) (11)	1,833	(281)	(15.3%)	-	-	0.0%
OUR LUCAYA (4)	2,538	(2,130)	(83.9%)	-	-	0.0%
INTERNATIONAL TOTAL	4,371	(2,411)	(55.2%)	-	-	0.0%

CORPORATE & OTHER (12)	4,267	(9,712)	N/M	6,650	(7,244)	N/M

TOTAL	$269,722	$48,962	18.2%	$269,666	$57,887	21.5%

Isle of Capri Casinos, Inc.
Comparative Financial Highlights by Casino Property
(Unaudited)
(In thousands)

	Six Months Ended
	October 24,			October 26,
	2004			2003
	Net Revenues (9)	Adjusted EBITDA (1)	Adjusted EBITDA Margin %	Net Revenues (9)	Adjusted EBITDA (1)	Adjusted EBITDA Margin %

MISSISSIPPI
BILOXI	$38,766	$7,034	18.1%	$42,799	$10,872	25.4%
NATCHEZ	16,762	4,014	23.9%	16,058	3,932	24.5%
VICKSBURG	26,633	6,205	23.3%	27,186	7,056	26.0%
LULA	41,170	9,616	23.4%	42,932	11,226	26.1%
MISSISSIPPI TOTAL	123,331	26,869	21.8%	128,975	33,086	25.7%

LOUISIANA
BOSSIER CITY	56,367	12,229	21.7%	55,419	9,726	17.5%
LAKE CHARLES	83,804	18,647	22.3%	83,223	18,826	22.6%
LOUISIANA TOTAL	140,171	30,876	22.0%	138,642	28,552	20.6%

MISSOURI
KANSAS CITY	47,834	9,396	19.6%	45,344	8,575	18.9%
BOONVILLE	35,667	10,130	28.4%	33,984	8,959	26.4%
MISSOURI TOTAL	83,501	19,526	23.4%	79,328	17,534	22.1%

IOWA
BETTENDORF	51,291	16,485	32.1%	50,192	15,889	31.7%
DAVENPORT	35,600	9,356	26.3%	33,998	8,844	26.0%
MARQUETTE	22,087	6,161	27.9%	22,246	6,246	28.1%
IOWA TOTAL	108,978	32,002	29.4%	106,436	30,979	29.1%

COLORADO
BLACK HAWK (10)	51,845	19,038	36.7%	55,553	20,549	37.0%
COLORADO CENTRAL
STATION (10)	16,416	930	5.7%	23,660	5,244	22.2%
COLORADO
GRANDE (10)	4,103	878	21.4%	4,318	1,201	27.8%
COLORADO TOTAL	72,364	20,846	28.8%	83,531	26,994	32.3%

INTERNATIONAL
BLUE CHIP (4) (11)	3,448	(499)	(14.5%)	-	-	0.0%
OUR LUCAYA (4)	9,270	(3,123)	(33.7%)	-	-	0.0%
INTERNATIONAL TOTAL	12,718	(3,622)	(28.5%)	-	-	0.0%

CORPORATE & OTHER (12)	9,531	(16,983)	N/M	18,505	(11,566)	N/M

TOTAL	$550,594	$109,514	19.9%	$555,417	$125,579	22.6%

Isle of Capri Casinos, Inc.
Reconciliation of Operating Income (Loss) to Adjusted EBITDA by Casino Property
(Unaudited) (In thousands)
Three Months Ended October 24, 2004

	Operating Income (Loss)	Depreciation & Amortization	Preopening(4)	Adjusted EBITDA (1)	Operating Income Margin% (1)
MISSISSIPPI
BILOXI	$730	$2,126	$-	$2,856	4.0%
NATCHEZ	922	820	-	1,742	11.2%
VICKSBURG	1,872	1,167	-	3,039	13.8%
LULA	24	4,349	-	4,373	0.1%
MISSISSIPPI TOTAL	3,548	8,462	-	12,010	5.8%

LOUISIANA
BOSSIER CITY	3,069	2,574	-	5,643	11.5%
LAKE CHARLES	5,881	3,247	-	9,128	14.0%
LOUISIANA TOTAL	8,950	5,821	-	14,771	13.0%

MISSOURI
KANSAS CITY	2,447	1,869	-	4,316	10.4%
BOONVILLE	3,010	2,293	-	5,303	16.6%
MISSOURI TOTAL	5,457	4,162	-	9,619	13.1%

IOWA
BETTENDORF	5,917	1,815	-	7,732	23.2%
DAVENPORT	3,243	1,257	-	4,500	18.1%
MARQUETTE	2,022	805	-	2,827	18.3%
IOWA TOTAL	11,182	3,877	-	15,059	20.5%

COLORADO
BLACK HAWK (10)	7,094	1,758	-	8,852	27.8%
COLORADO CENTRAL
STATION (10)	(252)	661	-	409	(3.1%)
COLORADO
GRANDE (10)	256	109	-	365	13.1%
COLORADO TOTAL	7,098	2,528	-	9,626	20.0%

INTERNATIONAL
BLUE CHIP (4) (11)	(528)	55	192	(281)	(28.8%)
OUR LUCAYA (4)	(2,496)	366	-	(2,130)	(98.3%)
INTERNATIONAL TOTAL	(3,024)	421	192	(2,411)	(69.2%)

CORPORATE & OTHER (12)	(10,275)	563	-	(9,712)	N/M
TOTAL	$22,936	$25,834	$192	$48,962	8.5%

Three Months Ended October 26, 2003

	Operating Income (Loss)	Depreciation & Amortization	Preopening(4)	Adjusted EBITDA (1)	Operating Income Margin% (1)
MISSISSIPPI
BILOXI	$3,346	$1,924	$-	$5,270	16.2%
NATCHEZ	1,104	587	-	1,691	14.1%
VICKSBURG	1,742	1,191	-	2,933	13.3%
LULA	3,221	2,461	-	5,682	15.6%
MISSISSIPPI TOTAL	9,413	6,163	-	15,576	15.1%

LOUISIANA
BOSSIER CITY	2,447	1,883	-	4,330	9.2%
LAKE CHARLES	5,043	2,790	-	7,833	12.7%
LOUISIANA TOTAL	7,490	4,673	-	12,163	11.3%

MISSOURI
KANSAS CITY	2,260	1,532	-	3,792	10.3%
BOONVILLE	2,948	1,525	-	4,473	17.2%
MISSOURI TOTAL	5,208	3,057	-	8,265	13.3%

IOWA
BETTENDORF	6,075	1,862	-	7,937	24.1%
DAVENPORT	2,513	2,215	-	4,728	14.4%
MARQUETTE	2,450	741	-	3,191	21.7%
IOWA TOTAL	11,038	4,818	-	15,856	20.5%

COLORADO
BLACK HAWK (10)	8,191	1,709	-	9,900	29.8%
COLORADO CENTRAL
STATION (10)	2,352	332	-	2,684	20.2%
COLORADO
GRANDE (10)	616	71	-	687	27.0%
COLORADO TOTAL	11,159	2,112	-	13,271	27.0%

INTERNATIONAL
BLUE CHIP (4) (11)	-	-	-	-	0.0%
OUR LUCAYA (4)	(307)	-	307	-	0.0%
INTERNATIONAL TOTAL	(307)	-	307	-	0.0%

CORPORATE & OTHER (12)	(7,858)	614	-	(7,244)	N/M
TOTAL	$36,143	$21,437	$307	$57,887	13.4%

Isle of Capri Casinos, Inc.
Reconciliation of Operating Income (Loss) to Adjusted EBITDA by Casino Property
(Unaudited) (In thousands)
Six Months Ended October 24, 2004

	Operating Income (Loss)	Depreciation & Amortization	Preopening(4)	Adjusted EBITDA (1)	Operating Income Margin% (1)
MISSISSIPPI
BILOXI	$2,959	$4,075	$-	$7,034	7.6%
NATCHEZ	2,417	1,597	-	4,014	14.4%
VICKSBURG	3,885	2,320	-	6,205	14.6%
LULA	3,174	6,442	-	9,616	7.7%
MISSISSIPPI TOTAL	12,435	14,434	-	26,869	10.1%

LOUISIANA
BOSSIER CITY	6,978	5,251	-	12,229	12.4%
LAKE CHARLES	12,211	6,436	-	18,647	14.6%
LOUISIANA TOTAL	19,189	11,687	-	30,876	13.7%

MISSOURI
KANSAS CITY	5,530	3,866	-	9,396	11.6%
BOONVILLE	6,180	3,950	-	10,130	17.3%
MISSOURI TOTAL	11,710	7,816	-	19,526	14.0%

IOWA
BETTENDORF	12,926	3,559	-	16,485	25.2%
DAVENPORT	5,902	3,454	-	9,356	16.6%
MARQUETTE	4,521	1,640	-	6,161	20.5%
IOWA TOTAL	23,349	8,653	-	32,002	21.4%

COLORADO
BLACK HAWK (10)	15,564	3,474	-	19,038	30.0%
COLORADO CENTRAL
STATION (10)	(298)	1,228	-	930	(1.8%)
COLORADO
GRANDE (10)	668	210	-	878	16.3%
COLORADO TOTAL	15,934	4,912	-	20,846	22.0%

INTERNATIONAL
BLUE CHIP (4) (11)	(855)	109	247	(499)	(24.8%)
OUR LUCAYA (4)	(3,824)	701	-	(3,123)	(41.3%)
INTERNATIONAL TOTAL	(4,679)	810	247	(3,622)	(36.8%)

CORPORATE & OTHER (12)	(18,128)	1,145	-	(16,983)	N/M
TOTAL	$59,810	$49,457	$247	$109,514	10.9%

Six Months Ended October 26, 2003

	Operating Income (Loss)	Depreciation & Amortization	Preopening(4)	Adjusted EBITDA (1)	Operating Income Margin% (1)
MISSISSIPPI
BILOXI	$7,040	$3,832	$-	$10,872	16.4%
NATCHEZ	2,743	1,189	-	3,932	17.1%
VICKSBURG	4,619	2,437	-	7,056	17.0%
LULA	6,277	4,949	-	11,226	14.6%
MISSISSIPPI TOTAL	20,679	12,407	-	33,086	16.0%

LOUISIANA
BOSSIER CITY	5,848	3,878	-	9,726	10.6%
LAKE CHARLES	13,279	5,547	-	18,826	16.0%
LOUISIANA TOTAL	19,127	9,425	-	28,552	13.8%

MISSOURI
KANSAS CITY	5,588	2,987	-	8,575	12.3%
BOONVILLE	5,962	2,997	-	8,959	17.5%
MISSOURI TOTAL	11,550	5,984	-	17,534	14.6%

IOWA
BETTENDORF	12,128	3,761	-	15,889	24.2%
DAVENPORT	4,348	4,496	-	8,844	12.8%
MARQUETTE	4,704	1,542	-	6,246	21.1%
IOWA TOTAL	21,180	9,799	-	30,979	19.9%

COLORADO
BLACK HAWK (10)	17,106	3,443	-	20,549	30.8%
COLORADO CENTRAL
STATION (10)	4,543	701	-	5,244	19.2%
COLORADO
GRANDE (10)	1,060	141	-	1,201	24.5%
COLORADO TOTAL	22,709	4,285	-	26,994	27.2%

INTERNATIONAL
BLUE CHIP (4) (11)	-	-	-	-	0.0%
OUR LUCAYA (4)	(598)	-	598	-	0.0%
INTERNATIONAL TOTAL	(598)	-	598	-	0.0%

CORPORATE & OTHER (12)	(12,720)	1,154	-	(11,566)	N/M
TOTAL	$81,927	$43,054	$598	$125,579	14.8%

1.	EBITDA is "earnings before interest, income taxes, depreciation and amortization." Isle of Capri calculates Adjusted EBITDA at its properties by adding preopening expense, management fees, other charges and non-cash items to EBITDA. Adjusted EBITDA is presented solely as a supplemental disclosure because management believes that it is 1) a widely used measure of operating performance in the gaming industry, and 2) a principal basis of valuing gaming companies. Management uses property level Adjusted EBITDA (Adjusted EBITDA before corporate expense) as the primary measure of the company’s operating properties’ performance, including the evaluation of operating personnel. Adjusted EBITDA should not be construed as an alternative to operating income, as an indicator of the company’s operating performance, as an alternative to cash flows from operating activities, as a measure of liquidity, or as an alternative to any other measure determined in accordance with accounting principles generally accepted in the United States. The company has significant uses of cash flows, including capital expenditures, interest payments, taxes and debt principal repayments, which are not reflected in Adjusted EBITDA. Also, other gaming companies that report Adjusted EBITDA information may calculate Adjusted EBITDA in a different manner than the company. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by net revenues. Reconciliations of operating income to Adjusted EBITDA and operating income as a percentage of net revenues are included in the financial schedules accompanying this release.
2.	New development expenses include incremental costs incurred pursuing new opportunities within the industry. Such costs include, but are not limited to, legal and other professional fees, application fees, as well as personnel and travel costs. New development expenses for the three and six months ended October 24, 2004, include $1.9 million related to contributions to Floridians for a Level Playing Field, a coalition of pari-mutuel facilities, including Pompano Park, which supported a referendum related to the installation and operation of slot machines at existing pari-mutuel sites in Miami-Dade and Broward counties in the state of Florida. New development expenses for the three and six months ended October 24, 2004 also include UK related expenditures of $1.0 million and $1.8 million, respectively, compared to $0.5 million and $1.0 million for the three and six months ended October 26, 2003, respectively, and other domestic development expenses of $0.9 million and $1.5 million for the three and six months ended October 24, 2004, respectively, compared to $0.5 million and $0.8 million for the three and six months ended October 26, 2003, respectively.
3.	Corporate expenses for the three and six months ended October 26, 2003, include a $2.0 million charge related to the accrual of additional loss contingencies for litigation matters.
4.	Preopening expenses for the three and six months ended October 24, 2004, relate to the October 2004 opening of the Blue Chip-Walsall pub-style casino. For the fiscal quarter and six months ended October 26, 2003, preopening expenses incurred related to opening the casino at Our Lucaya Beach and Golf Resort, Grand Bahama Island.
5.	Depreciation and amortization expense for the quarter ended October 24, 2004, includes a one-time $2.9 million depreciation adjustment related to a misclassification of certain land improvements resulting from the conversion of the company’s manual system to a computerized asset tracking system in fiscal 2002.

6.	Consolidated net interest expense is comprised of the following components:

	Restricted Group	Colorado	Blue Chip	Consolidated	Restricted Group	Colorado	Blue Chip	Consolidated
	(In thousands)
	Three Months Ended October 24, 2004				Six Months Ended October 24, 2004

Interest expense	$16,961	$2,705	$115	$19,781	$32,589	$5,116	$188	$37,893
Interest income	(267)	(21)	(11)	(299)	(611)	(52)	(12)	(675)
Capitalized interest	(270)	(261)	-	(531)	(468)	(399)	-	(867)
Net interest expense	$16,424	$2,423	$104	$18,951	$31,510	$4,665	$176	$36,351

	Three Months Ended October 26, 2003				Six Months Ended October 26, 2003

Interest expense	$18,536	$2,836	$-	$21,372	$37,024	$5,747	$-	$42,771
Interest income	(222)	(33)	-	(255)	(277)	(63)	-	(340)
Capitalized interest	(475)	-	-	(475)	(691)	-	-	(691)
Net interest expense	$17,839	$2,803	$-	$20,642	$36,056	$5,684	$-	$41,740

Blue Chip includes Blue Chip-Dudley’s, Blue Chip-Wolverhampton’s and Blue Chip-Walsall’s components of net interest expense. Colorado includes the Isle-Black Hawk’s, the Colorado Central Station-Black Hawk’s and the Colorado Grande-Cripple Creek’s components of net interest expense.
7.	Minority interest represents unrelated third parties’ portions of the Isle-Black Hawk’s income before income taxes, Blue Chip Casinos, PLC’s net income, and the Colorado Central Station-Black Hawk’s and the Colorado Grande-Cripple Creek’s net income.
8.	Our effective tax rate for the quarter and six months ended October 24, 2004, was 66.3% and 42.9%, respectively, which excludes an unrelated party’s portion of the Colorado Central Station-Black Hawk’s and the Colorado Grande-Cripple Creek’s income taxes. This increase in rate, over the comparable prior fiscal periods, is attributable to the effect of permanent items on lower earnings for the quarter and the impact of not benefiting from our current operating losses in the UK. During the second quarter of the previous fiscal year, the Internal Revenue Service concluded a federal tax examination covering four tax years without significant adjustments and provided administrative guidance on certain other tax matters for other open years. As a result, we analyzed our tax accruals and reduced income tax expense by approximately $3.0 million for the three and six months ended October 26, 2003, for previously accrued income tax liabilities. This had the effect of reducing our effective tax rate to 14.5% and 28.8% for the three and six months ended October 26, 2003, respectively, excluding an unrelated party’s portion of the Colorado Central Station-Black Hawk’s and the Colorado Grande-Cripple Creek’s income taxes. Excluding the impact of these developments, our fiscal 2004 effective tax rate for the six months ended October 26, 2003, would have been 37.3%, excluding an unrelated party’s portion of the Colorado Central Station-Black Hawk’s and the Colorado Grande-Cripple Creek’s income taxes.
9.	Net revenues are presented net of complimentaries, slot points expense and cash coupon redemptions.
10.	As management fees are eliminated in consolidation, Adjusted EBITDA for the Isle-Black Hawk, the Colorado Central Station-Black Hawk and the Colorado Grande-Cripple Creek, does not include management fees. The following table shows management fees and Adjusted EBITDA inclusive of management fees for the three and six months ended October 24, 2004, and October 26, 2003:

	Three Months Ended		Six Months Ended
	October 24, 2004	October 26, 2003	October 24, 2004	October 26, 2003
	(In thousands)
Management Fees
Isle - Black Hawk	$1,204	$1,244	$2,472	$2,508
Colorado Central Station	255	358	519	901
Colorado Grande	89	110	190	212

Adjusted EBITDA with Management Fees
Isle - Black Hawk	7,648	8,656	16,566	18,041
Colorado Central Station	154	2,326	411	4,343
Colorado Grande	276	577	688	989

11.	The Isle of Capri Casinos, Inc. acquired a two-thirds interest in Blue Chip Casinos, PLC on November 28, 2003. Blue Chip Casinos, PLC owns and operates pub-style casinos in Dudley, Wolverhampton and Walsall, England.
12.	For the three months ended October 24, 2004, corporate and other includes net revenues of $4,155 and Adjusted EBITDA of ($583) for Pompano Park. For the six months ended October 24, 2004, corporate and other includes net revenues of $9,302 and Adjusted EBITDA of ($1,043) for Pompano Park. For the three months ended October 26, 2003, corporate and other includes net revenues of $3,786 and Adjusted EBITDA of ($428) for Pompano Park, as well as net revenues of $2,777 and Adjusted EBITDA of $1,564 for the Lady Luck-Las Vegas. For the six months ended October 26, 2003, corporate and other includes net revenues of $8,894 and Adjusted EBITDA of ($814) for Pompano Park, as well as net revenues of $8,365 and Adjusted EBITDA of $2,702 for the Lady Luck-Las Vegas. The sale of the Lady Luck-Las Vegas was finalized on September 3, 2003.

Isle of Capri Casinos, Inc., a leading developer and owner of gaming and entertainment facilities, operates 16 casinos in 14 locations. The company owns and operates riverboat and dockside casinos in Biloxi, Vicksburg, Lula and Natchez, Mississippi; Bossier City and Lake Charles (2 riverboats), Louisiana; Bettendorf, Davenport and Marquette, Iowa; and Kansas City and Boonville, Missouri. The company also owns a 57 percent interest in and operates land-based casinos in Black Hawk (2 casinos) and Cripple Creek, Colorado. Isle of Capri's international gaming interests include a casino that it operates in Freeport, Grand Bahamas, and a two-thirds ownership interest in casinos in Dudley, Wolverhampton and Walsall, England. The company also owns and operates Pompano Park Harness Racing Track in Pompano Beach, Florida.

As a publicly held company, we regularly file reports with the Securities and Exchange Commission (the "SEC"). These reports are required by the Securities Exchange Act of 1934 and include:
•	Annual Reports on Form 10-K;
•	Quarterly Reports on Form 10-Q;
•	Current Reports on Form 8-K; and
•	All amendments to those reports.

Our Internet website is http://www.islecorp.com. We make our filings available free of charge on our Internet website as soon as reasonably practical after we electronically file or furnish such reports to the SEC.

You may read and copy the reports, statements and other information we file with the SEC at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20546. You can request copies of these documents by writing to the SEC but must pay photocopying fees. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC’s Internet site (http://www.sec.gov).

Contact:
Allan B. Solomon, Executive Vice President, 561-995-6660
Rex Yeisley, Chief Financial Officer, 228-396-7052
Lori Hutzler, Director of Corporate Communications, 228-396-7031

This press release contains forward-looking statements which are subject to change. These forward-looking statements may be significantly impacted, either positively or negatively by various factors, including without limitation, licensing, and other regulatory approvals, financing sources, development and construction activities, costs and delays, permits, weather, competition and business conditions in the gaming industry. The forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements herein.

Additional information concerning potential factors that could affect the company’s financial condition, results of operations and expansion projects, is included in the filings of the company with the Securities and Exchange Commission, including but not limited to, its 10-K for the fiscal year ended April 25, 2004, and Form 10-Q for the fiscal quarters ended since that date.